Exhibit 99.1

[LETTERHEAD OF SANDLER O’NEILL + PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL + PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter, dated December 18, 2012, to the Board of Directors of Knight Capital Group, Inc. (the “Company”) as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with GETCO Holding Company, LLC (the “Registration Statement”) as filed on Form S-4 with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill + Partners, L.P.

New York, New York

February 12, 2013